Exhibit 4.3

First Amendment to Subordinated Convertible Debentures and

Subordinated Convertible Debenture Purchase Agreement (the “Amendment”)

            Reference is made to the subordinated convertible debentures due 2012 (the “Debentures”) originally issued by Bakers Footwear Group, Inc. (the “Company”) to the persons listed on Exhibit A hereto (the “Investors”) on June 26, 2007.  Reference is also made to that certain Subordinated Convertible Debenture Purchase Agreement dated June 13, 2007 by and between the Company and the Investors (the “Debenture Purchase Agreement” and collectively with Debentures the “Debenture Documents”).

            In consideration of the mutual promises and other good and valuable consideration, the adequacy and receipt of which hereby are acknowledged by the parties hereto, the parties agree as follows:

            1.  The definition of “Eligible Market” in each of the Debenture Documents is hereby deleted in its entirety and replaced with the following:

“Eligible Market” means any of the New York Stock Exchange, the American Stock Exchange, the NASDAQ Global Select Market, the NASDAQ Global Market, the NASDAQ Capital Market, the OTC Bulletin Board quotation system, the electronic quotation system operated by Pink OTC Markets Inc., or any other electronic quotation system.

            2.  Subsection (xii) of the definition of “Event of Default” in each of the Debentures is hereby deleted in its entirety.

            3.  In accordance with Section 15(f) of each of the Debentures and Section 8.4(b) of the Debenture Purchase Agreement, this Amendment shall be effective upon execution by the Company and the Required Investors (as defined in the Debenture Purchase Agreement).

[Signature Page Follows]

Signature Page to First Amendment to Subordinated Convertible Debentures and

Subordinated Convertible Debenture Purchase Agreement

            IN WITNESS WHEREOF, the parties have executed this agreement this 20th day of April, 2010.

COMPANY:

BAKERS FOOTWEAR GROUP, INC.

By:/s/ Peter A. Edison

Name:  Peter A. Edison

Title: Chairman and Chief Executive Officer

Signature Page to First Amendment to Subordinated Convertible Debentures and

Subordinated Convertible Debenture Purchase Agreement

            IN WITNESS WHEREOF, the parties have executed this agreement this 20th day of April, 2010.

INVESTOR:

Andrew N. Baur Revocable Trust

By:/s/ Andrew W. Baur_________________

Name:  Andrew W. Baur_________________

Title:    Trustee

Signature Page to First Amendment to Subordinated Convertible Debentures and

Subordinated Convertible Debenture Purchase Agreement

            IN WITNESS WHEREOF, the parties have executed this agreement this         day of March, 2010.

INVESTOR:

Mississippi Valley Capital, LLC

By:/s/Scott D. Fesler___________________

Name:  Scott D. Fesler

Title:    Manager

Signature Page to First Amendment to Subordinated Convertible Debentures and

Subordinated Convertible Debenture Purchase Agreement

            IN WITNESS WHEREOF, the parties have executed this agreement this 20th day of April, 2010.

INVESTOR:

By:/s/ Julian I. Edison

Name:  Julian I. Edison

Signature Page to First Amendment to Subordinated Convertible Debentures and

Subordinated Convertible Debenture Purchase Agreement

            IN WITNESS WHEREOF, the parties have executed this agreement this 20th day of April, 2010.

INVESTOR:

By:/s/ Scott C. Schnuck

Name:  Scott C. Schnuck

Signature Page to First Amendment to Subordinated Convertible Debentures and

Subordinated Convertible Debenture Purchase Agreement

            IN WITNESS WHEREOF, the parties have executed this agreement this      day of April, 2010.

INVESTOR:

Linn H. Bealke Revocable Trust

By:/s/ Linn H. Bealke_

Name:  Linn H. Bealke

Title:    Trustee

Signature Page to First Amendment to Subordinated Convertible Debentures and

Subordinated Convertible Debenture Purchase Agreement

            IN WITNESS WHEREOF, the parties have executed this agreement this 20th day of April, 2010.

INVESTOR:

Louis N. Goldring Revocable Trust Dtd. 4/15/97

By:/s/ Louis N. Goldring

Name:  Louis N. Goldring

Title:    Trustee

Exhibit A

1.  Andrew N. Baur Revocable Trust

2.  Mississippi Valley Capital, LLC

3.  Julian I. Edison

4.  Scott C. Schnuck

5.  Linn H. Bealke Revocable Trust

6.  Louis N. Goldring Revocable Trust Dtd. 4/15/97

7.  Beatrice C. Edison Irrevocable GST Trust for Bernard A. Edison Dated 8-31-59